Exhibit 23.11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8, (File No. 333-61895, File No. 333-55970) and Forms S-3,( File No. 333-140968 , File No. 333-140969 and , File No. 333-140974) of our report dated March 27, 2006 relating to the financial statements of Ophirtech Ltd’s 2005 Annual report to shareholders, which appears in this Form 10-K of Ampal – American Israel Corporation .

Kesselman & Kesselman CPAs (ISR) A member of Pricewaterhouse Coopers International Limited

Tel-Aviv, Israel
13 March , 2008